UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

QUADRANT 4 SYSTEM CORPORATION

(Exact name of Registrant as Specified in its Charter)

Illinois	33-42498	65-0254624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10300 W. Charleston Blvd., Suite 13-312 Las Vegas, NV		89135
(Address of Principal Executive Offices)		(Zip Code)

(855) 995-7367

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03     Bankruptcy or Receivership.

As previously reported by Quadrant 4 System Corporation (the “Company”), the Company filed a voluntary petition for relief commencing a case under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), designated as Case Number 17-19689 (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”). As previously reported, the Company subsequently caused its wholly-owned subsidiary, Stratitude, Inc. (“Stratitude”) to file a voluntary petition for relief commencing a case under Chapter 11 of the Bankruptcy Code, designated as Case Number 17-30724 (the “Stratitude Chapter 11 Case”) in the Bankruptcy Court.  Since that time, the Company and Stratitude have operated as debtors-in-possession under the Bankruptcy Code. The Chapter 11 Case and the Stratitude Chapter 11 Case are jointly administered and are referred to together below as the “Chapter 11 Cases”. The Company and Stratitude are referred to together below as the “Debtors.” The Debtors, with the assistance of the Company’s restructuring consulting firm and its investment banking firm, have sold all of their business operations and operating assets and distributed the net proceeds to their secured creditors pursuant to orders of the Bankruptcy Court. Other than operating cash and cash held in trust, the Debtors’ sole remaining assets are certain potential causes of action as summarized below.

On August 24, 2018, the Bankruptcy Court entered an Order Confirming Amended Joint Plan of Liquidation of Quadrant 4 System Corporation and Stratitude, Inc. and the Official Committee of Unsecured Creditors (the “Order”). Attached to the Order as exhibits are copies of the Amended Joint Plan of Liquidation (“Plan”) and the Quadrant 4 Liquidating Trust Agreement (the “LTA”). The confirmation of the Plan will serve to conclude the Debtors’ responsibilities in the Chapter 11 Cases upon the effective date of the Plan, which is expected to be on or about September 13, 2018 (the “Effective Date”). At that time, the following will occur pursuant to the terms of the Plan: (a) title to all of the Debtors’ remaining assets will transfer to a liquidation trust established under the LTA for the benefit of the Debtors’ creditors (the “Trust”); and (b) all responsibilities and duties on behalf of the Debtors and their estates will pass to Amherst Partners, LLC, as liquidating trustee under the Trust (the “Liquidating Trustee”). In addition, at that time, all officers and directors of the Debtors will be deemed to have completed their responsibilities and have resigned. The Liquidating Trustee’s duties will include maintaining the Trust; reviewing and, if appropriate, objecting to claims; liquidating remaining assets; distributing any net liquidation proceeds to creditors if and when available; and related tasks concerning the winding up of the Debtors’ affairs and corporate existence, and closing of the Chapter 11 Cases.

The Plan is a liquidating plan, such that all remaining assets of the Debtors will be liquidated into cash proceeds, to the extent practicable, by the Liquidating Trustee under the supervision of the Bankruptcy Court, and distributed by the Trust according to the priorities established under the law, which are set forth in detail in the Plan. In summary, these priorities require that no junior class of claims can receive any distribution until all senior classes have been paid in full. Shareholders of the Company are not entitled to receive any distribution until all creditors have been paid in full. It is not anticipated that the Debtors’ creditors will be paid in full, and therefore, the Company’s shareholders were not expected to receive any distributions from the Trust. As set forth in Section 7.25 of the Plan: “Upon the Effective Date, any and all Equity Interests in Q4 [the Company] shall be deemed extinguished and of no further force or effect. The Liquidating Trustee shall not issue any new Equity Interests in Q4”.

At present, the assets in the Debtors’ estates consist, substantially, if not entirely, of: (a) operating cash as of August 31, 2018 in the approximate amount of $499,191.05, which is expressly earmarked for payment of allowed Chapter 11 administrative claims (with any excess to be returned to BMO Harris Bank N.A., the secured creditor advancing such sums); (b) cash being held in trust for the benefit of the creditors under the LTA in the amount of $150,000; (b) the sum of $100,000 to be received by the Liquidating Trustee in January 2019 from a February 6, 2018 court approved settlement between the Company, its secured creditors, the Creditors’ Committee and Cognizant TriZetto Software Group, Inc., to be used as set forth in the LTA for the benefit of the creditors; and (d) possible causes of action in favor of the Debtors, none of which have yet been determined. The Liquidating Trustee will examine all potential causes of action, and make its independent determination whether to prosecute, settle and/or abandon any and all such potential claims. The value of any claims is currently unknown. The liabilities listed by, and/or filed against, the Debtors consist of the following (all amounts are approximations and subject to further verification and/or court allowance): (a) remaining Chapter 11 related administrative obligations as of August 31, 2018 in the approximate amount of $410,054.00; (b) priority tax claims of $70,384; (c) priority non-tax claims of $19,984; (d) general unsecured claims against the Company of $20,898,286, of which over $10,000,000 may be subject to dispute; and (e) general unsecured claims against Stratitude of $4,741,205 of which approximately $4,500,000 are joint and several claims of the Debtors and are included in clause (d) above. As required under the Plan and by law, Stratitude’s creditors will receive net liquidation proceeds from the liquidation of Stratitude’s assets. Given the Company’s 100% ownership of Stratitude, any excess after payment of Stratitude’s creditors will be distributed to the Company’s creditors together with the net liquidation proceeds of the Company’s other assets. The total amount of any future distributions to the Debtors’ creditors is presently unknown.

The Liquidating Trustee served as the court-appointed financial consultants to the Official Committee of Unsecured Creditors during the Chapter 11 Cases. Founded in 1994, it provides, among other things, restructuring services to middle-market companies, such as the Debtors, in a wide range of industries throughout the Midwest and other parts of the U.S. Its principal offices are located at 255 E. Brown St., Suite 120, Birmingham, MI 48009; its telephone number is 248-642-5660; and its website is www.amherstpartners.com. The contents of such website are not incorporated herein.

Upon the confirmation of the Plan, the Company had 200,000,000 shares of common stock, $0.001 par value per share, authorized, 108,861,774 shares issued and outstanding and zero shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan.  As noted above, on the Effective Date, all shares of the Company’s common stock, and any rights to acquire shares of the Company’s common stock, together with any other equity securities of the Company will be extinguished without consideration paid to the shareholders and other holders thereof.  The Company does not expect to make further reports with the Securities and Exchange Commission.

The foregoing description of the terms of the Order and the Plan does not purport to be a complete description of all of terms of the Order and the Plan (a copy of which is an exhibit thereto), and is qualified in its entirety by reference to the full text of such documents, copies of which are attached to this report and incorporated herein by reference.

All filings in the Chapter 11 Cases may be obtained from the Office of the Clerk of the U.S. Bankruptcy Court, 219 South Dearborn Street, Room 713, Chicago, Illinois 60604 or through its website via PACER (https://ecf.ilnb.uscourts.gov/). Such information is not incorporated by reference into this report.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Order Confirming Amended Joint Plan Of Liquidation of Quadrant 4 System Corporation and Stratitude, Inc. and the Official Committee of Unsecured Creditors entered August 24, 2018

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are “forward-looking statements.” Those statements may include statements regarding the intent, belief or current expectations of the Company or its officers with respect to the Company’s liquidation process, among other matters. These forward-looking statements are based on a number of assumptions and currently available information, and are subject to a variety of risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There is no assurance that the forward-looking statements contained in this Current Report will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that its objectives will be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

By:	/s/ Robert H. Steele
Robert H. Steele, Chief Executive Officer

Date: September 12, 2018

 Index to Exhibits

Exhibit No.	Description of Exhibit

2.1	Order Confirming Amended Joint Plan Of Liquidation of Quadrant 4 System Corporation and Stratitude, Inc. and the Official Committee of Unsecured Creditors entered August 24, 2018